                                                                    EXHIBIT 23.2



             CONSENT OF PANNELL KERR FORSTER, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the financial statements as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, dated March 5, 1999 except for notes 6 and 13 as to which the date is April 12, 1999, in the Registration Statement (Form S-1) and related Prospectus of AremisSoft Corporation for the registration of shares of its common stock.


/s/ Pannell Kerr Forster


London, England
April 13, 1999